EXHIBIT 32

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parametric Technology Corporation (the “Company”) certifies that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 24, 2009	/s/ C. Richard Harrison
C. Richard Harrison
Chief Executive Officer

Date: November 24, 2009	/s/ Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer